Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on F-3 (File No. 333-256190) of our report dated May 11, 2023, relating to the consolidated financial statements of Zhongchao Inc. for the year ended December 31, 2022 included in its annual report (Form 20-F) for the year ended December 31, 2022. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Prager Metis CPAs, LLC

Hackensack, New Jersey

May 11, 2023